Exhibit 32.2

Certifications Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

In connection with the Annual Report on Form 10-K of Ruth’s Chris Steak House, Inc. for the year ended December 25, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, as the Senior Vice President, Chief Financial Officer and Secretary of Ruth’s Chris Steak House, Inc., certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ruth’s Chris Steak House, Inc. at the dates and for the periods indicated.

A signed original of this written statement required by Section 906 has been provided to Ruth’s Chris Steak House, Inc. and will be retained by Ruth’s Chris Steak House, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 27, 2006

/S/ THOMAS J. PENNISON, JR.
Thomas J. Pennison, Jr.
Senior Vice President, Chief Financial Officer
and Secretary